SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ X] Preliminary Proxy Statement           [  ]   Confidential,
                                           for Use
                                           of the Commission
                                           Only (as permitted by
                                           Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                  HEARTLAND FINANCIAL USA, INC.
        (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:



[LOGO]
Heartland Financial USA, Inc.



                              April 4, 2001



Dear Fellow Stockholder:

     You are cordially invited to attend the annual stockholders' meeting of Heartland Financial USA, Inc. to be held at the corporate headquarters, located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 16, 2001, at 1:30 p.m. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2000 Annual Report to Stockholders is enclosed. At the meeting we shall report on operations and the outlook for the year ahead.

     Your board of directors has nominated three persons to serve as Class II directors and also proposes to amend our certificate of incorporation to increase the number of authorized shares of common stock from 12,000,000 to 16,000,000 shares. Additionally, our management has selected and recommends that you ratify the selection of KPMG LLP to continue as our independent public accountants for the year ending December 31, 2001.

     We recommend that you vote your shares for each of the director nominees and in favor of the proposals.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

      We look forward with pleasure to seeing you and visiting with you at the meeting.


                              With best personal wishes,

                              /s/ Lynn B. Fuller
                              -----------------------------
                              Lynn B. Fuller
                              Chairman of the Board


   1398 Central Avenue - Dubuque, Iowa 52001 - (319) 589-2100

[LOGO]
Heartland Financial USA, Inc.



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 16, 2001



TO THE STOCKHOLDERS:

      The annual meeting of stockholders of HEARTLAND FINANCIAL USA, INC. will be held at our corporate headquarters, 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 16, 2001, at 1:30 p.m., for the purpose of considering and voting upon the following matters:

     1.   to elect three Class II directors.

     2. to amend Article IV of our certificate of incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 12,000,000 to 16,000,000 shares.

     3. to approve the appointment of KPMG LLP as independent public accountants for the fiscal year ending December
          31, 2001.

     4. to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

     The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 21, 2001, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

                              By order of the Board of Directors

                              /s/ Lois K. Pearce
                              ----------------------------------
                              Lois K. Pearce
                              Secretary

Dubuque, Iowa
April 4, 2001


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

[LOGO]
Heartland Financial USA, Inc.

                         PROXY STATEMENT

     This  proxy  statement is furnished in connection  with  the solicitation by the board of directors of Heartland Financial USA, Inc. of proxies to be voted at the annual meeting of stockholders. This meeting is to be held at our corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 16, 2001, at 1:30 p.m. local time, or at any adjournments or postponements of the meeting.

    Heartland Financial, a Delaware corporation, is a diversified financial services holding company headquartered in Dubuque, Iowa. We offer full-service community banking through six banking subsidiaries with a total of 31 banking locations in Iowa, Illinois, Wisconsin and New Mexico. In addition, we have separate subsidiaries in the consumer finance, vehicle leasing/fleet management, insurance agency and investment management businesses. Our primary strategy is to balance our focus on increasing profitability with asset growth and diversification through acquisitions, de novo bank formations, branch openings and expansion into non-bank subsidiary activities.

     The proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, on or about April 4, 2001.


Voting Rights and Proxy Information

     All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this proxy statement. A majority of the shares of the common stock present in person or represented by proxy will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Stockholders of record on our books at the close of business on March 21, 2001, will be entitled to vote at the meeting or any adjournments or postponements of the meeting. On March 21, 2001, we had outstanding 9,618,210 shares of common stock, with each share entitling its owner to one vote on each matter submitted to a vote at the annual meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In order to approve the proposal to amend the certificate of incorporation and increase the number of authorized shares, the affirmative vote of the majority of shares entitled to vote on the proposal is required. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against any proposal, and broker non-votes will have no effect on the vote.

     We would like to have all stockholders represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted by:


       - executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of such proxy;

       - filing with our corporate secretary, at or before the meeting, a written notice of revocation bearing a later date than the proxy; or

       - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

     Any written notice revoking a proxy should be delivered to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc.,
1398 Central Avenue, Dubuque, Iowa 52001.


                     ELECTION OF DIRECTORS

      At the annual meeting to be held on May 16, 2001, you will be entitled to elect three Class II directors for terms expiring in 2004. The directors are divided into three classes having staggered terms of three years. Each of the nominees for election as a Class II director is an incumbent director. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years as of March 21, 2001. Unless otherwise indicated, each person has held the positions indicated for at least five years. The nominees for Class II directors, if elected at the annual meeting, will serve for a three-year term expiring in 2004. The board of directors recommends that you vote your shares FOR each of the nominees for director.

                            NOMINEES

                    Served as
                    Heartland
                    Financial      Position with Heartland
                    USA, Inc.      Financial USA, Inc. and
Name                Director         its Subsidiaries and
(Age)                 Since          Principal Occupation
------------------  ---------      ------------------------

CLASS II
(Term Expires 2004)

Mark C. Falb          1995         Director of Dubuque Bank and
(Age 53)                           Trust; Director of Citizens
                                   Finance (1997-present);
                                   Chairman of the Board and
                                   Chief Executive Officer of
                                   Westmark Enterprises, Inc. and
                                   Kendall/Hunt Publishing
                                   Company

John K. Schmidt(1)    2001         Executive Vice President and
(Age 41)                           Chief Financial Officer of
                                   Heartland Financial;
                                   President and Chief Executive
                                   Officer (2000-present) and
                                   Senior Vice President and
                                   Chief Financial Officer (1992-
                                   2000) of Dubuque Bank and
                                   Trust; Director of Keokuk
                                   Bancshares, Inc. (1997-
                                   present); Vice President of
                                   ULTEA (1996-present) and
                                   Treasurer of Citizens
                                   Finance

Robert Woodward            1987    Director of Dubuque Bank and
(Age 64)                           Trust and Citizens Finance;
                                   Chairman of the Board and
                                   Chief Executive Officer of
                                   Woodward Communications, Inc.

(1) Mr. Schmidt was appointed in February 2001 to fill the vacancy on the board of directors created by the death of James
A. Schmid, the Vice Chairman of the Board who had served as a director of Heartland Financial since 1981.


                      CONTINUING DIRECTORS

                    Served as
                    Heartland
                    Financial      Position with Heartland
                    USA, Inc.      Financial USA, Inc. and
Name                Director         its Subsidiaries and
(Age)                 Since          Principal Occupation
------------------  ---------      ------------------------

CLASS III
(Term Expires 2002)

James F. Conlan            2000    Director of Dubuque Bank and
(Age 37)                           Trust (1999-present); Attorney
                                   at Law, Partner (1996-present)
                                   and Associate(1988-1996) of
                                   Sidley & Austin

Evangeline K. Jansen       1981    Director of Dubuque Bank and
(Age 84                            Trust and Citizens Finance

CLASS I
(Term Expires 2003)

Lynn B. Fuller        1987         Chairman of the Board (2000-
(Age 51)                           present), President (1990-
                                   present) and Chief Executive
                                   Officer (1999-present) of
                                   Heartland Financial; Director,
                                   Vice Chairman of the Board
                                   (2000-present), President
                                   (1987-1999) and Chief
                                   Executive Officer (1986-1999)
                                   of Dubuque Bank and Trust;
                                   Director of Wisconsin
                                   Community Bank (1997-present),
                                   New Mexico Bank & Trust (1998-
                                   present), Galena State Bank,
                                   First Community Bank,
                                   Riverside Community Bank and
                                   Keokuk Bancshares; Director
                                   and President of Citizens
                                   Finance; Director and Chairman
                                   of ULTEA (1996-present)

Gregory R. Miller     1994         Executive Vice President of
(Age 52)                           of Heartland Financial(1996-
                                   1998); Director (1987-
                                   present), Vice Chairman(1998-
                                   present), President and Chief
                                   Executive Officer (1988-1997)
                                   of First Community Bank;
                                   President and Chief Executive
                                   Officer of Keokuk Bancshares
                                   (1990-1997); Senior Vice
                                   President and Portfolio Manager
                                   of Chicago Capital Fund Management
                                   (1998-2000); President and Chief
                                   Executive Officer of Erlang
                                   Technologies (2000-present)


     All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Heartland Financial and any other person pursuant to which any of our directors have been selected for their respective positions. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the board of directors is related to any other member of the board of directors.

Meetings of the Board of Directors and Committees

      Regular meetings of the board of directors are held quarterly. During 2000, the board of directors held four regular meetings and six special meetings. With the exception of directors Miller and Conlan, all directors during their terms of office in 2000 attended at least 75% of the total number of meetings of the board of directors and of meetings held by all committees of the board on which any such director served. We do not currently have a standing nominating committee. Rather, the entire board participates in the process of selecting nominees to fill vacancies on the board. The board of directors will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the corporate secretary as further provided in our bylaws.

    The compensation committee, currently consisting of directors Falb, Jansen, Woodward and Miller, meets to review the salary, other compensation and performance of the chief executive officer and each of the other executive officers named in the summary compensation table and recommends adjustments. James A. Schmid had served as chairman of the compensation committee until his death in February 2001. During 2000, the compensation committee met twice.

     The audit committee recommends independent auditors to the board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records are kept in accordance with applicable accounting principles and standards. The audit committee charter is attached as Exhibit A. Currently, the members of the audit committee are directors Falb, Jansen, Woodward and Miller. James
A. Schmid had served as chairman of the audit committee until his death in February 2001. During 2000, the audit committee met twice.

Compensation of Directors

     Each of our directors is paid a fee of $450 for each board meeting attended and $275 for each committee meeting attended, except that Messrs. Fuller and Schmidt receive no fees for their services as director.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 21, 2001, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table below and by all directors and executive officers of Heartland Financial USA, Inc. as a group. Unless otherwise noted, the address of each five percent stockholder is 1398 Central Avenue, Dubuque, Iowa 52001.


                              Amount and Nature
Name of Individual and          of Beneficial     Percent of
Number of Persons in Group      Ownership (1)        Class
--------------------------    ------------------  ----------

5% Stockholders and Directors

Dubuque Bank and Trust Company     733,786 (2)        7.6%
Lynn S. Fuller                     884,570 (3)        9.2%
Heartland Partnership, L.P.        556,000 (4)        5.8%
James F. Conlan                     42,364 (5)         *
Mark C. Falb                       182,574 (6)        1.9%
Lynn B. Fuller                     358,980 (7)        3.7%
Evangeline K. Jansen               915,902 (8)        9.5%
Gregory R. Miller                  221,908 (9)        2.3%
John K. Schmidt                     93,724 (10)       1.0%
Robert Woodward                    443,334 (11)       4.6%

Other Executive Officers

Kenneth J. Erickson                103,233 (12)       1.1%
Douglas J. Horstmann                99,721 (13)       1.0%
Paul J. Peckosh                     83,820 (14)        *
All directors and
executive officers
as a group (11 persons)          2,627,256           27.3%

* Less than one percent

      (1) The information contained in this column is based upon information furnished to Heartland Financial by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. Also included are shares obtainable through the exercise of options within 60 days of the date of the information presented in this table in the following amounts: Mr. Lynn B. Fuller - 96,000 shares; Mr. Miller - 44,000 shares; Mr. Peckosh - 48,000 shares; Messrs. Schmidt, Erickson and Horstmann - 64,000 shares and all directors and executive officers as a group - 444,000 shares. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

     (2)    Includes 335,492 shares over which Dubuque  Bank  and
Trust, Heartland Financial's leading bank subsidiary, has sole voting and investment power and 398,296 shares over which Dubuque
Bank and Trust has shared voting or investment power.

     (3) Includes shares held by the Heartland Partnership, L.P., over which Mr. Fuller has sole voting and investment power, as well as 37,284 shares held by a trust for which Mr. Fuller's spouse is a trustee and 77,848 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power.

     (4) Mr. Lynn S. Fuller, a former director of Heartland Financial and a stockholder of more than 5% of the outstanding shares, is the general partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

     (5) Includes 19,000 shares held by Mr. Conlan's spouse, over which Mr. Conlan has shared voting and investment power, and 14,000 shares held by the Heartland Partnership, L.P., over which Mr. Conlan has no voting or investment power but in which Mr. Conlan's spouse does have a beneficial interest.

     (6) Includes 109,376 shares over which Mr. Falb has shared voting and investment power and 44,704 shares held by Mr. Falb's spouse, as trustee, over which Mr. Falb has no voting or investment power.

     (7) Includes an aggregate of 4,465 shares held by Mr. Fuller's spouse and minor children and 77,848 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power. Includes 14,000 shares held by the Heartland Partnership, L.P., over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

     (8)   Represents shares held in certain trusts for which Ms.
Jansen serves as trustee or co-trustee. Voting and investment power is shared with respect to 288,512 of such shares.

     (9)    Includes an aggregate of 66,100 shares  held  by  Mr.
Miller's spouse, over which Mr. Miller has shared voting and investment power.

     (10)   Includes  an  aggregate of 550  shares  held  by  Mr.
Schmidt's minor children and 488 shares held by Mr. Schmidt jointly with his spouse, over which Mr. Schmidt has shared voting and investment power.

    (11) Includes an aggregate of 261,200 shares held by various trusts of which Mr. Woodward is a trustee and over which Mr. Woodward has shared voting and investment power over 248,400 shares and sole voting and investment power over 12,800 shares. Mr. Woodward also has full power of attorney for the 5,712 shares held by his mother.

    (12) Includes 6,333 shares held by Mr. Erickson jointly with his spouse, over which Mr. Erickson has shared voting and investment power.

     (13) Includes 18,000 shares held by Mr. Horstmann's spouse, over which Mr. Horstmann has shared voting and investment power.

     (14) Includes 3,063 shares held by Mr. Peckosh jointly with his spouse, over which Mr. Peckosh has shared voting and investment power, and 1,600 shares held by Mr. Peckosh's spouse, over which Mr. Peckosh has no voting and investment power.

    Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of such forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2000, except Mr. Gregory R. Miller was late in filing one report required by Section 16(a) of the Exchange Act for a transaction that occurred in 2000.


                     EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to each of the other four most highly compensated executive officers of Heartland Financial or our subsidiaries for the fiscal year ended December 31, 2000:

                   SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                           -------------------
(a)                            (b)           (c)          (d)
                              Fiscal
                               Year
                              Ended
Name and Principal           December      Salary        Bonus
Position                       31st        ($)(1)        ($)(2)
-------------------------     ----------  ---------     --------


Lynn B. Fuller                  2000      $200,000      $100,101
President and Chief             1999       180,000        81,707
Executive Officer of            1998       170,000        58,155
Heartland Financial

John K. Schmidt                 2000      $135,000      $ 63,585
Executive Vice President        1999       118,000        32,931
and Chief Financial Officer of  1998       108,000        28,346
Heartland Financial

Kenneth J. Erickson             2000      $118,000      $ 31,899
Executive Vice President of     1999       109,000        36,040
Heartland Financial             1998       104,000        17,538

Douglas J. Horstmann            2000      $108,000      $ 24,361
Senior Vice President of        1999       105,000        28,234
Heartland Financial             1998       102,000        17,200

Paul J. Peckosh                 2000      $ 98,000      $ 28,578
Senior Vice President of        1999        94,250        25,828
Heartland Financial             1998        91,500        25,093

                                     Long-term
                                    Compensation
                                       Awards
                               ---------------------
(a)                    (b)         (f)        (g)       (h)
                      Fiscal
                       Year               Securities
                      Ended    Restricted Underlying All Other
Name and Principal   December    Stock     Options/  Compensa-
Position               31st    Awards ($)   SARs(#)  tion($)(3)
------------------  ---------- ---------- ---------- ----------

Lynn B. Fuller         2000     $  ---         9,000   $22,671
President and Chief    1999        ---        24,000    21,974
Executive Officer of   1998        ---        24,000    24,636
Heartland Financial

John K. Schmidt        2000     $  ---         6,000   $20,719
Executive Vice         1999        ---        16,000    19,497
President and          1998        ---        16,000    18,382
Chief Financial
Officer of Heartland
Financial

Kenneth J. Erickson    2000     $  ---         3,000   $19,290
Executive Vice         1999        ---        12,000    16,015
President of Heartland 1998        ---        16,000    18,024
Financial

Douglas J. Horstmann   2000     $  ---         2,000   $17,054
Senior Vice President  1999        ---         6,000    15,443
of Heartland Financial 1998        ---        16,000    16,150

Paul J. Peckosh        2000     $  ---         1,500   $15,622
Senior Vice President  1999        ---         6,000    15,191
of Heartland Financial 1998        ---        12,000    15,191


    (1)  Includes amounts deferred under our retirement plan.

    (2) The amounts shown represent amounts received under our management incentive compensation plan.

    (3) The amounts shown represent amounts contributed on behalf of the respective officer to the retirement plan, the aggregate value of the discount to market price of shares purchased  under  the  employee stock purchase  plan  and/or  the executive restricted stock purchase plan, and the allocable portion of the premium paid for life insurance under the executive death benefit program. For Mr. Fuller, the amounts shown include an automobile allowance of $1,611 for 2000, $1,463 for 1999 and $1,698 for 1998. For Mr. Schmidt, the amounts shown include an automobile allowance of $2,280 for 2000 and $1,082 for 1999. For 2000 and 1999, the amount contributed for each officer under the retirement plan was $20,500 and $19,988 for Mr. Fuller, $20,581 and $18,283 for Mr. Schmidt, $19,068 and $15,808 for Mr.
Erickson, $16,864 and $15,266 for Mr. Horstmann and $15,328 and $14,909 for Mr. Peckosh. There was no discount realized on shares purchased under the stock plans during 2000 and 1999. For 1998, the amount contributed for each officer under the retirement plan and the aggregate value of the discount realized by each named individual was $20,000 and $2,490 for Mr. Fuller, $17,487 and $780 for Mr. Schmidt, $15,825 and $2,028 for Mr.
Erickson, $15,590 and $414 for Mr. Horstmann and $14,555 and $1,167 for Mr. Peckosh.

Stock Option Information

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the summary compensation table:


                OPTION GRANTS IN LAST FISCAL YEAR

                        Individual Grants

(a)                           (b)          (c)           (d)
                                       % of Total
                                     Options Granted
                            Options    to Employees   Exercise or
                            Granted     in Fiscal      Base Price
Name                        (#) (1)        Year        ($/Share)
-----------------------   ------------ -----------    -----------

Lynn B. Fuller                 9,000      22.50%        $18.00
John K. Schmidt                6,000      15.00%         18.00
Kenneth J. Erickson            3,000       7.50%         18.00
Douglas J. Horstmann           2,000       5.00%         18.00
Paul J. Peckosh                1,500       3.75%         18.00


(a)                              (e)                    (f)
                                                    Grant Date
                              Expiration           Present Value
Name                             Date               ($) (2)(3)
----------------------        ----------           -------------

Lynn B. Fuller                 01/17/10                $ 39,690
John K. Schmidt                01/17/10                  26,460
Kenneth J. Erickson            01/17/10                  13,230
Douglas J. Horstmann           01/17/10                   8,820
Paul J. Peckosh                01/17/10                   6,615

      (1) Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the January 17, 2000 date of grant.

      (2) The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include:
risk-free  interest rate, 5.00%; expected option life, 10  years;
expected volatility, 13.04%; expected dividends, 2.00%.

      (3) The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

       The   following  table  sets  forth  certain   information
concerning the stock options at December 31, 2000, held by the named executive officers. No stock options were exercised during 2000 by any of the named executive officers.


 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                        OPTION/SAR VALUES

(a)                   (b)        (c)                (d)
                                           Number of Securities
                     Shares               Underlying Unexercised
                   Acquired On   Value     Options/SARs at FY-End
                    Exercise   Realized             (#)
Name                   (#)       ($)     Exercisable  Unexercisable
------------------  ---------  -------   -----------  -------------

Lynn B. Fuller         ---      $---         72,000       81,000
John K. Schmidt        ---       ---         48,000       54,000
Kenneth J. Erickson    ---       ---         48,000       47,000
Douglas J. Horstmann   ---       ---         48,000       40,000
Paul J. Peckosh        ---       ---         36,000       31,500


(a)                                      (e)
                                 Value of Unexercised
                                    In-the-Money
                                Options/SARs at FY-End
                                         ($)
Name                          Exercisable    Unexercisable
--------------------          -----------    -------------
Lynn B. Fuller                 $335,920        $ 56,960
John K. Schmidt                 223,948          37,972
Kenneth J. Erickson             223,948          37,972
Douglas J. Horstmann            223,948          37,972
Paul J. Peckosh                 167,960          28,480

Change of Control Agreements

     We have entered into a separate change of control agreement with each of the named executive officers and certain other of our officers. These agreements provide that if employment is terminated six months prior to a change in control of Heartland Financial (as defined in the agreements) or within one year thereafter, the terminated officer is to be paid severance
compensation  equal  to  a  multiple  of  such  officer's   total
compensation (as defined in the agreements) at the time of termination. The multiple varies for each officer, up to a maximum of four times total compensation. Additionally, the agreements provide for the continuation of medical and dental benefits for up to two years after such termination and the payment of expenses for out-placement counseling for a period of one year, up to a maximum amount equal to twenty-five percent of total compensation. Messrs. Fuller, Schmidt and Erickson are prohibited by their respective agreements from competing with us or our subsidiaries within a designated geographic area for a period of two years following the termination of employment.

Compensation Committee Report on Executive Compensation

     (The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.)

     Our compensation program is administered by the compensation committee. In determining appropriate levels of executive compensation, the committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth accomplished by achieving both financial and non-financial goals such as return on equity, earnings per share and asset and deposit growth. The primary objectives of this philosophy are to:

       - encourage   a  consistent  and  competitive  return   to
         stockholders;

       - reward bank and individual performances;

       - provide financial rewards for performance of those having a significant impact on corporate profitability;
         and

       - provide competitive compensation in order to attract and retain key personnel.

     There are three major components of our executive officer compensation: base salary, annual incentive awards and long-term incentive awards. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the committee are the recommendations of the president with respect to the compensation of our other key executive officers. However, the committee makes the final compensation decisions concerning such officers.

     We have adopted the Heartland Financial USA, Inc. 1993 Stock Option Plan. The stock option plan is intended to promote equity ownership in Heartland Financial by our directors and selected officers and employees to increase their proprietary interest in the success of Heartland Financial and to encourage them to remain in the employ of Heartland Financial or our subsidiaries. We have also purchased split-dollar life insurance policies on each of our executive officers.

The compensation of Mr. Fuller, the chief executive officer, during 2000 was based upon a number of factors, including:

       - our compensation program;

       - the individual's performance, substantial experience, expertise and length of service with our organization;

       - progress toward our performance objectives; and

       - compensation  of  officers  with  similar   duties   and
         responsibilities at comparable organizations.

                          Respectfully,
                          Mark C. Falb
                      Evangeline K. Jansen
                         Robert Woodward
                        Gregory R. Miller


Compensation  Committee Interlocks and Insider  Participation  in
Compensation Decisions

          During the last completed fiscal year, in addition to each of the members of the committee, Messrs. Lynn B. Fuller and John K. Schmidt also participated in committee deliberations concerning executive compensation. However, no one participated in any decisions regarding their own compensation. Mr. Fuller serves as chairman of the board, president and chief executive officer of Heartland Financial. Mr. Schmidt is the executive vice president and chief financial officer of Heartland Financial and president and chief executive officer of Dubuque Bank and Trust. All of the regular members of the committee also serve as directors of Dubuque Bank and Trust, the leading bank subsidiary of Heartland Financial, except for Mr. Miller.

Stockholder Return Performance Presentation

     (The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.)

      The following graph shows a five-year comparison of cumulative total returns for Heartland Financial USA, Inc., the Nasdaq Stock Market (U.S.) and an index of Nasdaq Bank Stocks. Our shares are traded in the over-the-counter market under the symbol "HTLF" and are eligible for quotation on the OTC Bulletin Board. Figures for our common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by Research Data Group,Inc.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           ASSUMES $100 INVESTED ON DECEMBER 31, 1995

         [GRAPH DEPICTING VALUES ON THE FOLLOWING TABLE]

*Total return assumes reinvestment of dividends

               Cumulative Total Return Performance

                                         December 31,
                              ----------------------------------
                              1995 1996  1997   1998  1999  2000

Heartland Financial USA, Inc.  100  143   151    219   236   170

Nasdaq Stock Market (U.S.)     100  123   151    213   395   238

Nasdaq Bank                    100  132   221    220   211   241


                  TRANSACTIONS WITH MANAGEMENT

     Directors  and  officers  of  Heartland  Financial  and  our subsidiaries, and their associates, were customers of and had transactions with us and one or more of our subsidiaries during 2000. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


     PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    Our board of directors has unanimously approved an amendment to Article IV of the certificate of incorporation that would increase the number of authorized shares of common stock, $1.00 par value per share, from 12,000,000 shares to 16,000,000 shares. As of March 21, 2001, we had 9,618,210 shares of common stock issued and outstanding. The board of directors has proposed adoption of the amendment for several reasons, including those set forth below.

    First, the amendment will provide for the additional shares of common stock necessary to effectuate additional stock dividends, should the board of directors determine that such dividends are in the best interests of Heartland Financial and its stockholders.

    Second, the additional shares authorized by the amendment will provide management with enough shares of common stock to enter into certain transactions involving the use of common stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by Heartland Financial of additional branch locations, subsidiaries or bank and thrift holding companies. Although no such transactions are planned for the immediate future, management and the board of directors believe that it is in our best interests to have available a sufficient number of authorized shares of common stock if such transactions become advisable.

    Third, the additional shares of common stock authorized by the amendment could be used to raise additional working capital for Heartland Financial or our subsidiaries. The board of directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

    The increase in the number of shares of common stock authorized by the amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of Heartland Financial, although no dilution will occur as a direct result of any stock dividends that may be declared in the future. The degree of any dilution which would occur following the issuance of any additional shares of common stock, including any newly authorized common stock, would depend upon the number of shares of common stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

    The existence of a substantial number of authorized and unissued shares of common stock could also impede an attempt to acquire control of Heartland Financial because we would have the ability to issue additional shares of common stock in response to any such attempt. We are not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of common stock would be issued in response to any such attempt.

    To be approved by our stockholders, the amendment must receive the affirmative vote of a majority of shares entitled to vote on the amendment at the annual meeting. Your board of directors recommends that you vote your shares FOR the amendment.


                     AUDIT COMMITTEE REPORT

    (The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.)

    The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

    The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and KPMG LLP, our independent auditors. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

                          Respectfully,
                          Mark C. Falb
                      Evangeline K. Jansen
                         Robert Woodward
                        Gregory R. Miller


             RELATIONSHIP WITH INDEPENDENT AUDITORS

     Our board of directors has appointed KPMG LLP, independent auditors, to be the auditors for the fiscal year ending December 31, 2001, and recommends that the stockholders ratify the appointment. KPMG LLP has been our auditors since June, 1994. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of auditors is not ratified, the matter of the appointment of auditors will be considered by the board of directors. The board of directors recommends that you vote your shares FOR ratification of this appointment.

Audit Fees

     Our independent auditor during 2000 was KPMG LLP. The aggregate fees and expenses billed by KPMG LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in our Form 10-Q filings for the year 2000 was $83,000.

Financial Information Systems Design and Implementation Fees

     There were no fees incurred for these services for the  year
2000.

All Other Fees

     The aggregate fees and expenses billed by KPMG LLP for all other services rendered to us for 2000 was $85,700.

     The audit committee, after consideration of the matter, does not believe the rendering of these services by KPMG LLP is incompatible with maintaining its independence as our principal accountant.


          STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposals of stockholders intended for presentation at the 2002 annual meeting of stockholders must be received by us on or before December 2, 2001, and must otherwise comply with our bylaws.


                          OTHER MATTERS

     We are not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, directors, officers and regular employees of Heartland Financial or our subsidiaries may solicit proxies personally or by telegraph or telephone without additional compensation.


                   FAILURE TO INDICATE CHOICE

     If  any stockholder fails to indicate a choice in items (1),
(2) or (3) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

                              By order of the Board of Directors

                              /s/ Lynn B. Fuller
                              -----------------------------------
                              Lynn B. Fuller
                              Chairman of the Board

Dubuque, Iowa
April 4, 2001


               ALL STOCKHOLDERS ARE URGED TO SIGN
                 AND MAIL THEIR PROXIES PROMPTLY

                            EXHIBIT A

                  HEARTLAND FINANCIAL USA, INC.
                 CHARTER OF THE AUDIT COMMITTEE
                    OF THE BOARD OF DIRECTORS


I.  Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.
The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
- Monitor the independence and performance of the Company's independent auditors and internal auditing department.
- Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.
- Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.
- Review areas of potential significant financial risk to the Company.
-    Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee
Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors to review the Company's financial statements and significant findings based upon the auditor's limited review procedures during the year as deemed necessary by any of these parties.

III. Audit Committee Responsibilities and Duties

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the senior internal audit executive shall be subject to Committee approval.

12. Review the appointment, performance, and replacement of the senior internal audit executive.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                             [LOGO]
                  Heartland Financial USA, Inc.

                           Proxy Card

    PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
     OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
    HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 16, 2001

      The undersigned hereby appoints Lynn B. Fuller and John K. Schmidt, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Heartland Financial USA, Inc., to be held at the corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on the 16th day of May, 2001, at 1:30 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:


1.   ELECTION OF DIRECTORS:
     [  ] FOR all                   [  ] WITHHOLD AUTHORITY
     nominees listed                to vote for all nominees
     below (except as               listed below
     marked to the
     contrary below)

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY  INDIVIDUAL
NOMINEE,  STRIKE A LINE THROUGH THE NOMINEE'S NAME  IN  THE  LIST
BELOW.)

Class II (Term Expires 2004):  Mark C. Falb, John K. Schmidt  and
Robert Woodward

2.   AMEND   ARTICLE  IV  OF  THE  COMPANY'S   CERTIFICATE   OF
     INCORPORATION to increase the number of authorized shares of common stock, $1.00 par value per share, from 12,000,000 to 16,000,000 shares:

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3.   APPROVE  THE APPOINTMENT OF KPMG LLP as Heartland  Financial
     USA, Inc.'s independent public accountants for the year ending December 31, 2001:

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

4.   In  accordance with their discretion, upon all other matters
     that   may  properly  come  before  said  meeting  and   any
     adjournments or postponements thereof.

THIS  PROXY  WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE  MANNER
DIRECTED  HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS  MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED  UNDER
PROPOSAL 1 AND FOR PROPOSALS 2 and 3.


                                       Dated:            , 2001
                                             ------------------

                                 Signature(s)
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NOTE:   PLEASE  DATE PROXY AND SIGN IT EXACTLY AS NAME  OR  NAMES
APPEAR  ABOVE.   ALL JOINT OWNERS OF SHARES SHOULD  SIGN.   STATE
FULL  TITLE  WHEN  SIGNING  AS EXECUTOR, ADMINISTRATOR,  TRUSTEE,
GUARDIAN,  ETC.   PLEASE  RETURN SIGNED  PROXY  IN  THE  ENCLOSED
ENVELOPE.